UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2020

EMERALD BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5910 Pacific Center Blvd, Suite 320, San Diego, CA 92121

(Address of principal executive offices)

(949) 480-9051

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 25, 2020, Ms. Elena Traistaru stepped down from her position as the interim Principal Financial Officer of Emerald Bioscience, Inc., a Nevada corporation (the “Company”). Her resignation was due to personal reasons, and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The Company appointed Mr. Richard Janney as the Company’s interim Principal Accounting Officer, effective September 28, 2020. Mr. Richard Janney currently is an independent contractor at RoseRyan, Inc. (“RoseRyan”), a professional services firm which provides accounting and financial advisory services to the Company on a regular basis. Mr. Janney will work on a part-time basis as an independent contractor to the Company contracted through RoseRyan, and his contract term is up to 90 days. RoseRyan will receive cash compensation based on an hourly rate of $300 per hour for Mr. Janney’s work at the Company and $275 per hour for other financial advisory services that it provides, which mainly include reviewing financial statements and annual and quarterly reports of the Company, advising regarding financial planning and internal control, ensuring the Company’s compliance with its financial obligations. RoseRyan, including Mr. Janney, reports directly to the management of the Company, in particular, the Chief Executive Officer of the Company, and their services will be reviewed on an as needed basis. Mr. Janney and RoseRyan are subject to customary confidentiality provisions, and the Company is subject to customary non-solicitation provisions.

In addition to his position with RoseRyan, Mr. Janney currently serves as the acting Chief Financial Officer of Pinnacle Engines and Tempathic, Inc. on a part-time basis. Prior to Tempathic, Inc., Mr. Janney served as the Chief Financial Officer of Thinc, Inc. from September 2018 to August 2019, and as the Chief Executive Officer of AFFARI, LLC from 2011 to 2019. Mr. Janney also served as the principal accounting officer of several public and private companies, including Trident Microsystems, Inc., a NASDAQ listed company, and Asyst Technologies, Inc., a NASDAQ listed company. Mr. Janney’s experiences also included manager at PricewaterhouseCoopers. Mr. Janney received a B.S. degree form California Polytechnic University San Luis Obispo in Business Administration with  an  emphasis in Finance and Accounting.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: September 25, 2020	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: Chief Executive Officer

3